UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 9, 2026

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41488	82-5089826
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

401 Professional Drive, Suite 260

Gaithersburg, MD 20879

(Address of principal executive offices) (Zip Code)

(240) 430-4212

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.00001 per share	SHPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 9, 2026, Shuttle Pharmaceuticals Holdings, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Meeting”).

As of August 6, 2026, the record date for the Meeting, 1,027,214 shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”), were issued and outstanding, with each share entitled to one vote on each proposal at the Meeting. At the Meeting, the stockholders holding an aggregate of 588,987 shares of Common Stock entitled to vote at the Meeting were represented in person or by proxy, representing approximately 57.33% of the outstanding shares of Common Stock, and thereby a quorum was present for the Meeting.

The final results for each of the proposals considered at the Meeting are set forth below, as certified by the inspector of elections for the Meeting. These proposals are described in further detail in the Definitive Proxy Statement on Schedule 14A filed by the Company with the U.S. Securities and Exchange Commission on August 13, 2026, as supplemented (the “Proxy Statement”).

Proposal No. 1: To approve, for purposes of Nasdaq Listing Rule 5635, the issuance of (a) up to approximately 3,389,337 shares of Shuttle Common Stock in connection with the conversion of shares of Series B-1 Preferred Stock issued pursuant to the transactions contemplated by the Merger Agreement dated April 30, 2026 with United Dogecoin Inc. and described further in the Proxy Statement, (b) pre-funded warrants and up to approximately 12,292,752 shares of Shuttle Common Stock in connection with the exercise of such pre-funded warrants pursuant to the transactions contemplated by the Merger Agreement, (c) up to approximately 108,905 shares of Shuttle Common Stock in connection with the conversion of shares of Series B-1 Preferred Stock issued pursuant to the transactions contemplated by the Second Amendment to Asset Purchase Agreement as described further in the Proxy Statement, (d) pre-funded warrants and up to approximately 384,431 shares of Shuttle Common Stock in connection with the exercise of such pre-funded warrants pursuant to the transactions contemplated by the Second Amendment, (e) up to approximately 302,475 shares of Shuttle Common Stock in connection with the conversion of 750 shares of Series B-1 Preferred Stock issued and paid to E.F. Hutton & Co. as a financial advisory fee pursuant to the transactions contemplated by the Merger Agreement, and (f) pre-funded warrants and up to approximately 1,106,611 shares of Shuttle Common Stock in connection with the exercise of such pre-funded warrants to E.F. Hutton & Co. as a financial advisory fee pursuant to the transactions contemplated by the Merger Agreement.

For	Against	Abstentions	Broker Non-Votes
442,624	11,145	26	135,192

A majority of the shares present in person or by proxy and entitled to vote at the Meeting was required to approve Proposal No. 1 as provided above (“Proposal No. 1”). Accordingly, Proposal No. 1 was approved.

Proposal No. 2: To approve, for purposes of Nasdaq Listing Rule 5635, the issuance of (a) up to approximately 927,114 shares of Shuttle Common Stock in connection with the conversion of shares of Series B-2 Preferred Stock issued pursuant to the transactions contemplated by the Securities Purchase Agreement dated April 30, 2026 and described further in the Proxy Statement, (b) up to approximately 927,114 shares of Shuttle Common Stock in connection with the exercise of common stock purchase warrants issued pursuant to the transactions contemplated by the Securities Purchase Agreement and (c) pre-funded warrants and up to approximately 3,148,619 shares of Shuttle Common Stock in connection with the exercise of such pre-funded warrants pursuant to the transactions contemplated by the Securities Purchase Agreement.

For	Against	Abstentions	Broker Non-Votes
442,193	11,579	23	135,192

A majority of the shares present in person or by proxy and entitled to vote at the Meeting was required to approve Proposal No. 2 as provided above (“Proposal No. 2”). Accordingly, Proposal No. 2 was approved.

Proposal No. 3: To approve an amendment to the Company’s 2018 Equity Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder to 8,800,000.

For	Against	Abstentions	Broker Non-Votes
428,743	25,023	29	135,192

A majority of the shares present in person or by proxy and entitled to vote at the Meeting was required to approve Proposal No. 3 as provided above (“Proposal No. 3”). Accordingly, Proposal No. 3 was approved.

Proposal No. 4: To approve an amendment to the Company’s Certificate of Incorporation to change the name of the Company to United Compute Inc.

For	Against	Abstentions	Broker Non-Votes
576,928	10,868	1,191	-

A majority of the outstanding shares of Common Stock was required to approve Proposal No. 4 as provided above (“Proposal No. 4”). Accordingly, Proposal No. 4 was approved.

Proposal No. 5: Approval of Adjournment of the Meeting

For	Against	Abstentions	Broker Non-Votes
574,704	14,056	227	-

Although the proposal to adjourn the Meeting (“Proposal No. 5”) was deemed not necessary because there was a quorum present and there were sufficient votes at the time of the Meeting to approve all other proposals, a majority of shares present in person or by proxy and entitled to vote at the Meeting approved Proposal No. 5.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 11, 2026

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

By:	/s/ Christopher Cooper
Name:	Christopher Cooper
Title:	Co-Chief Executive Officer